SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 9, 2012

CONCEPTUS, INC.

(Exact name of registrant as specified in charter)

Delaware	000-27596	94-3170244
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification no.)

331 East Evelyn Avenue

Mountain View, CA 94041

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (650) 962-4000

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02.	RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

The information in this Item 2.02 is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liability of that Section, nor shall such information be deemed to be incorporated by reference in any registration statement or other document filed under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, except as otherwise stated in such filing.

On January 9, 2012, in connection with Conceptus, Inc.’s (the “Company”) announcement of its decision to discontinue its promotion of the GYNECARE THERMACHOICE® Uterine Balloon Therapy System and its reduction in the Company’s U.S. field sales organization of approximately 15%, the Company reaffirmed its 2011 net sales and adjusted EBITDA guidance previously announced on December 8, 2011 and December 19, 2011, respectively.

Use of Non-GAAP Financial Measures. Management believes that adjusted earnings before interest, taxes, depreciation, amortization and stock-based compensation (“adjusted EBITDA”) provides useful supplemental information to management and investors regarding the performance of the Company’s business operations, facilitates a better comparison of results for current periods with the Company’s previous operating results, and assists management in analyzing future trends, making strategic and business decisions and establishing internal budgets and forecasts.

There are limitations in using this non-GAAP financial measure because it is not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. This non-GAAP financial measure should not be considered in isolation or as a substitute for GAAP financial measures. Investors and potential investors should consider non-GAAP financial measures only in conjunction with the Company’s consolidated financial statements prepared in accordance with GAAP.

Forward-Looking Statements. This report includes forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These statements relate to future events or the Company’s future financial performance, specifically 2011 adjusted EBITDA guidance. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of those terms and other comparable terminology. These statements reflect only management’s current expectations. Important factors that could cause actual results to differ materially from the forward-looking statements the Company makes or incorporates by reference in this report are set forth under the heading “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, as may be updated from time to time by future filings under the Exchange Act. If one or more of these risks or uncertainties materialize, or if any underlying assumptions prove incorrect, the Company’s actual results, performance or achievements may vary materially from any future results, performance or achievements expressed or implied by these forward-looking statements.

ITEM 8.01.	OTHER EVENTS

On January 9, 2012, the Company announced that the U.S. District Court for the Northern District of California had (1) denied Hologic Inc.’s motions seeking to overturn the jury’s verdict that the use of Hologic’s Adiana System infringed the Company’s valid patents, (2) denied the Company’s motion for permanent injunction, which sought to permanently enjoin Hologic from selling its Adiana system in the United States, and (3) denied the Company’s request for supplemental damages. In its ruling, the Court held, that the Company is entitled to file a supplemental complaint seeking damages since June 30, 2011.

The ruling stems from a jury verdict on October 17, 2011, in which the jury found that the use of Hologic’s Adiana system infringed two claims in the Company’s U.S. Patent Number 6,634,361 related to the Essure® procedure and found in favor of the Company, and against Hologic on Hologic’s assertion that the patent was invalid. The jury awarded the Company damages in the amount of $18.8 million in lost profit based on Adiana sales from the date of Adiana’s first sale through June 30, 2011.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

Exhibit No.	Description

99.1	Press release, dated January 9, 2012, announcing discontinuation of promotion of the GYNECARE THERMACHOICE® Uterine Balloon Therapy System.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONCEPTUS, INC. (Registrant)

By:	/s/ Gregory E. Lichtwardt
Gregory E. Lichtwardt Executive Vice President, Operations and Chief Financial Officer

Dated: January 11, 2012

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release, dated January 9, 2012, announcing discontinuation of promotion of the GYNECARE THERMACHOICE® Uterine Balloon Therapy System.

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